UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2012

Newell Rubbermaid Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Glenlake Parkway Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 770-418-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2012, Newell Rubbermaid Inc. (the “Company”) and J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the underwriters named therein, entered into an Underwriting Agreement (the “Underwriting Agreement”) with respect to the offering and sale of $500,000,000 of unsecured senior notes, consisting of $250,000,000 aggregate principal amount of 2.000% Notes due 2015 (the “2015 Notes”) and $250,000,000 aggregate principal amount of 4.000% Notes due 2022 (the “2022 Notes” and, together with the 2015 Notes, the “Notes”)) under the Company’s Registration Statement on Form S-3 (Registration No. 333-174279). The offering and sale closed on June 14, 2012. The purchase price paid by the underwriters was 99.332% of the aggregate principal amount of the 2015 Notes and 99.032% of the aggregate principal amount of the 2022 Notes. The Notes were issued pursuant to an Indenture, dated as of June 14, 2012, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

Copies of the Underwriting Agreement, the Indenture, the form of the 2015 Notes and the 2022 Notes are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated June 11, 2012, among Newell Rubbermaid Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC

4.1	Indenture, dated as of June 14, 2012, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of 2.000% Note due 2015

4.3	Form of 4.000% Note due 2022

5.1	Opinion of Schiff Hardin LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

June 14, 2012	By:	/s/ John K. Stipancich

Name: John K. Stipancich
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 11, 2012, among Newell Rubbermaid Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC

4.1	Indenture , dated as of June 14, 2012, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of 2.000% Note due 2015

4.3	Form of 4.000% Note due 2022

5.1	Opinion of Schiff Hardin LLP